UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2016 (March 18, 2016)
Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements
Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), is the parent of VNR Holdings, LLC, a Delaware limited liability company (“VNR Holdings”). Since 2006, the Company and VNR Holdings have entered into a series of employment agreements with Scott W. Smith, the President and Chief Executive Officer of the Company and VNR Holdings, Richard A. Robert, the Executive Vice President and Chief Financial Officer of the Company and VNR Holdings, and Britt Pence, the Executive Vice President of Operations of the Company and VNR Holdings. The Company and VNR Holdings last entered into employment agreements with Messrs. Smith and Robert on June 6, 2013 and last entered into an employment agreement with Mr. Pence on July 8, 2013, each of which was effective as of January 1, 2013.
On March 18, 2016, the Company and VNR Holdings entered into new amended and restated executive employment agreements with each of Messrs. Smith, Robert and Pence (the “Amended Agreements”) in order to set forth in writing the revised terms of each executive’s employment relationship with VNR Holdings. The Amended Agreements were effective January 1, 2016, and the initial term of the Amended Agreements ends on January 1, 2019, with a subsequent 12 month term extension automatically commencing on January 1, 2019 and each successive January 1 thereafter, provided that neither VNR Holdings nor the executives deliver a timely non‑renewal notice prior to an expiration date.
The Amended Agreements provide that (i) Mr. Smith is entitled to an annual base salary of $600,000, which will increase to $650,000 on January 1, 2017 and to $700,000 on January 1, 2018, (ii) Mr. Robert is entitled to an annual base salary of $470,000, which will increase to $490,000 on January 1, 2017 and to $510,000 on January 1, 2018, and (iii) Mr. Pence is entitled to an annual base salary of $440,000, which will increase to $450,000 on January 1, 2017 and to $460,000 on January 1, 2018. In addition, the Company’s board of directors (the “Board”) has the discretion to increase the base salaries of Messrs. Smith, Robert and Pence at any time. Under the Amended Agreements, the executives are eligible to receive an annual performance-based cash bonus award, based on four company performance components (adjusted EBITDA results, production results, lease operating expenses, and cash general and administrative expenses), and the Board has the ability to apply a discretionary multiplier to the overall bonus targets of the four components. The four components each individually comprise 25% of the aggregate annual bonus. The annual bonus shall be calculated on a cumulative basis for each of the four components and shall be paid out on a quarterly basis. The annual bonus is not subject to a minimum payout, while the maximum payout may not exceed two (2) times the respective executive’s annual base salary.
Under the Amended Agreements, the executives are also eligible to receive annual equity-based compensation awards, consisting of restricted units and/or phantom units, under the Company’s Long-Term Incentive Plan (the “LTIP”). Mr. Smith is eligible to receive annual equity-based compensation awards having an aggregate fair market value equal to five and a half (5.5) times his then-current annual base salary, Mr. Robert is eligible to receive annual equity-based compensation awards having an aggregate fair market value equal to four (4) times his then-current annual base salary and Mr. Pence is eligible to receive annual equity-based compensation awards having an aggregate fair market value equal to three and a half (3.5) times his then-current annual base salary. A description of the restricted unit agreement and phantom unit agreement is contained below. The Amended Agreements also provide that Messrs. Smith, Robert and Pence are eligible to participate in the benefit programs generally available to senior executives of VNR Holdings.
In the event of the Company’s Change in Control (as defined below), the executives are entitled to certain change in control payments and benefits under the Amended Agreements, consisting of: (i) an amount equal to two (2) times their then-current base salary and annual bonus and (ii) accelerated vesting of any outstanding restricted units, phantom units, or any other awards granted under the LTIP held by the executives at the time of the change of control, with any settlement of these awards being made according to the terms of the LTIP and the applicable

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individual award agreement. A “Change of Control” is defined for purposes of the Amended Agreements by utilizing the definition contained within the LTIP at the time the Change of Control occurs. For reference, the LTIP was previously described in the Company’s Current Report on Form 8-K filed on October 24, 2007.
Under the Amended Agreements, Messrs. Smith, Robert and Pence are entitled to severance payments and benefits upon certain qualifying terminations. Upon a termination by VNR Holdings without Cause (as defined below) or termination by any such executive for Good Reason (as defined below), the executive is entitled to (i) an amount equal to three (3) times the executive’s then-current base salary and (ii) accelerated vesting of any outstanding restricted units, phantom units, or any other awards granted under the LTIP held by the executives at the time of such termination, with any settlement of these awards being made according to the terms of the LTIP. Upon an executive’s termination by Disability (as defined below) or death, the executive is entitled to (a) an amount equal to one (1) times the executive’s then-current base salary and (b) accelerated vesting of any outstanding restricted units, phantom units, or any other awards granted under the LTIP held by the executives at the time of such termination, with any settlement of these awards being made according to the terms of the LTIP. As a condition to receiving any of the severance payments and benefits heretofore described, the terminated executive (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims.
The Amended Agreements generally define the term “Cause” to mean (i) the executive’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with VNR Holdings or any willful and material violation of any law, rules, or regulation applicable to the Company, including, but not limited to, those laws, rules, or regulations established by the Securities and Exchange Commission or any self-regulatory organization having jurisdiction or authority over the executive or the Company; (ii) the executive’s conviction of, or executive’s plea of guilty or nolo contendere to, any felony or any other crime involving fraud, dishonesty, or moral turpitude; (iii) a determination by the Board that the executive has materially breached his Amended Agreement (other than during any period of Disability) where such breach is not remedied within ten business days after written demand by the Board for substantial performance is actually received by the executive which specifically identifies the manner in which the Board believes the executive has so breached; or (iv) the executive’s willful and continued failure to perform the reasonable and customary duties of his position as stated in the Amended Agreement which such failure is not remedied within ten business days after written demand by the Board for substantial performance is actually received by the executive which specifically identifies the nature of such failure.
The Amended Agreements generally define the term “Good Reason” to mean (a) a material reduction in the executive’s authority, duties, or responsibilities; (b) a material reduction in the executive’s base salary; (c) an executive’s removal from his position as stated in the Amended Agreement, other than for Cause or by death or Disability, to a position that is not at least equivalent in authority and duties; (d) relocation of the executive’s principal place of business to a location fifty (50) or more miles from its location as of the date of the Amended Agreement; (e) a material breach by VNR Holdings of the Amended Agreement, which materially adversely affects the executive; or (f) VNR Holdings’ failure to make any material payment to the executive required to be made under the Amended Agreement.
The Amended Agreements generally define the term “Disability” to mean the executive’s inability to substantially perform his duties as an employee of VNR Holdings as a result of sickness or injury, and continued inability to perform any such duties for a period of more than 180 consecutive days in any 12 month period.
The Amended Agreements contain standard non-competition, non-solicitation and confidentiality provisions.
The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits hereto and are incorporated herein by reference.
Restricted Unit Agreement and Phantom Unit Agreement

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The restricted unit agreements are subject to a restricted period of three years. One-third of the aggregate number of the units vest on each one-year anniversary of the date of grant so long as the executive remains continuously employed with the Company. The restricted units include a tandem grant of distribution equivalent rights (“DERs”), which entitle the executives to receive the value of any distributions made by the Company on its units generally with respect to the number of restricted units that the executives received pursuant to the grant. Fifty percent (50%) of the DERs shall be paid at the time any such distributions are declared and paid by the Company, and the balance of the DERs will be subject to the same vesting requirements as the underlying restricted units. In the event the executive is terminated without Cause (as such term is defined in the Amended Agreements) or the executive resigns for Good Reason (as such term is defined in the Amended Agreements), or the executive is terminated due to his death or Disability (as such term is defined in the Amended Agreements), all unvested outstanding restricted units shall immediately vest. If the executive is terminated for Cause, all unvested restricted units (together with any DERs that have not been paid) shall be forfeited. Upon the occurrence of a Change of Control, all unvested outstanding restricted units shall immediately vest.
The phantom units are also subject to a three year vesting period. One-third of the aggregate number of the units vest on each one-year anniversary of the date of grant so long as the executive remains continuously employed with the Company. The phantom units include a tandem grant of DERs, which entitle the executives to receive the value of any distributions made by the Company on its units generally with respect to the number of phantom units that the executives received pursuant to the grant. Fifty percent (50%) of the DERs shall be paid at the time any such distributions are declared and paid by the Company, and the balance of the DERs will be subject to the same vesting requirements as the underlying phantom units. In the event the executive is terminated without Cause, or the executive resigns for Good Reason, or the executive is terminated due to his death or Disability, all unvested outstanding phantom units shall immediately vest. If the executive is terminated for Cause, all unvested phantom units (including the amount credited to the executive’s tandem DER account with respect to such phantom units) shall be forfeited. Upon the occurrence of a Change of Control, all unvested outstanding phantom units shall immediately vest.
The restricted units and the phantom units are subject to all the terms and conditions of the LTIP as well as the individual award agreements which govern the awards. Neither the restricted units nor the phantom units are transferable, other than by will or the laws of descent and distribution. The Company shall withhold from the settlement or payment of the awards, as applicable, any amounts or units necessary to satisfy the Company’s withholding obligations.
The foregoing description of the restricted unit agreements and the phantom unit agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

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Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of January 1, 2016, by and among Vanguard Natural Resources, LLC, VNR Holdings, LLC and Scott W. Smith.
10.2	Amended and Restated Employment Agreement, effective as of January 1, 2016, by and among Vanguard Natural Resources, LLC, VNR Holdings, LLC and Richard A. Robert.
10.3	Amended and Restated Employment Agreement, effective as of January 1, 2016, by and among Vanguard Natural Resources, LLC, VNR Holdings, LLC and Britt Pence.
10.4	Form Restricted Unit Award Agreement.
10.5	Form of Phantom Unit Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: March 22, 2016	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of January 1, 2016, by and among Vanguard Natural Resources, LLC, VNR Holdings, LLC and Scott W. Smith.
10.2	Amended and Restated Employment Agreement, effective as of January 1, 2016, by and among Vanguard Natural Resources, LLC, VNR Holdings, LLC and Richard A. Robert.
10.3	Amended and Restated Employment Agreement, effective as of January 1, 2016, by and among Vanguard Natural Resources, LLC, VNR Holdings, LLC and Britt Pence.
10.4	Form Restricted Unit Award Agreement.
10.5	Form of Phantom Unit Award Agreement.